Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2004 relating to the financial statements and financial statement schedules which appears in Varian Medical Systems, Inc.’s Annual Report on Form 10-K for the year ended October 1, 2004.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 31, 2005